SUB-ITEM 77C




Results of annual meeting of shareholders

The Annual Meeting of Shareholders of Western Asset Managed Municipals Fund Inc. was held on September 25, 2015 for the purpose of considering and voting upon the election of Directors. The following table provides information concerning the matter voted upon at the Meeting:




Common Shares
Common Shares


and Preferred
and Preferred
Preferred
Preferred

Shares (together,
Shares
(together,
Shares
Shares

as a single class)
as a single
class)
Voted
Votes
Nominees
Votes For
Votes
Withheld
For
Withheld
Robert D. Agdern
38,574,127
814,955
N/A
N/A
Carol L. Colman
38,565,724
823,407
N/A
N/A
Jane Trust*
38,612,470
776,612
N/A
N/A
Paolo M. Cucchi
N/A
N/A
8,963
N/A

At November 30, 2015, in addition to Robert D. Agdern, Carol L. Colman, Paolo
 M.
Cucchi and Jane Trust the other Directors of the Fund were as follows:

Daniel P. Cronin
Leslie H. Gelb
William R. Hutchinson
Eileen A. Kamerick
Riordan Roett

* Effective August 1, 2015, Jane Trust was appointed by the Board to the position of Chairman, President and Chief Executive of the Fund.